Exhibit 4(z)

                            [Letterhead of Investor]

                                October __, 1997

Sandbox Entertainment Corporation
Successor to Tracer Design, Inc.
2231 East Camelback Road, Suite 324
Phoenix, Arizona  85016

Attention:  Mr. Chad M. Little, President

              Amendment to Loan and Warrant Purchase Agreement and
                                  to Term Note

Dear Mr. Little:

         Pursuant to a loan and warrant purchase agreement dated as of October 25, 1995 (the "Loan and Warrant Purchase Agreement"), Tracer Design, Inc. ("Tracer"), an Arizona corporation, borrowed $5,000 from Pickwick Group LLC ("Pickwick") in consideration of Tracer's issuing Pickwick a warrant (the "Initial Warrant") to purchase ____ shares of the Class A Common Stock, $.001 par value, of Tracer (the "Initial Warrant Shares") at an exercise price of $36 per share. After giving effect to certain subsequent stock splits and anti-dilutive adjustments, the Initial Warrant is currently a warrant to purchase _______ shares of the common stock, $.001 par value, of Sandbox Entertainment Corporation ("Sandbox"), a Delaware corporation that is the successor by merger to Tracer, at an exercise price of $.80 per share of common stock of Sandbox (the "Common Stock"). In connection with the Loan and Warrant Purchase Agreement, Tracer also delivered Pickwick a term note dated as of October 25, 1995 in the initial principal amount of $_______ (the "Term Note"). The Term Note was due and payable on October 25, 1996; but pursuant to amendments made effective October 25, 1996 and April 25, 1997, respectively, Sandbox and Pickwick amended the Term Note to, among other things, extend the maturity date for an additional 6 months and lower the interest rate for the extension period. Pickwick agreed to such amendments to the Term Note in consideration of Sandbox' issuing to Pickwick a new warrant to purchase ______ shares of Common Stock at an exercise price of $.80 per share, in the case of each extension. The Term Note, as amended by the amendments made effective October 25, 1996 and April 25, 1997, is referred to herein as the "Amended Term Note".

         By its execution and delivery of this letter, Pickwick agrees that, subject to the condition precedent of Sandbox' payment to Pickwick of all accrued and unpaid interest under the Amended Term Note through October 25, 1997 on or before October 31, 1997, Pickwick hereby amends the Term Note to extend the maturity date as follows: (i) the Term Note is no longer due and payable upon October 25, 1997, and (ii) the date upon which the entire indebtedness (principal and interest) evidenced by the Amended Term Note shall be due and payable in full is extended from October 25, 1997 to December 31, 1997.

         Except as otherwise expressly set forth in this letter, no other amendments, changes or modifications whatsoever are made to the Amended Term Note, or the terms of the Loan and Warrant Purchase Agreement, as previously amended, and the terms and provisions of the Amended Term Note and the Loan and Warrant Purchase Agreement, as amended by the October 25, 1996 amendment and the April 25, 1997 amendment, remain in full force and effect as so amended.

                                   Sincerely,


                                   [Signature of Investor]

Schedule 4(z) to Amendment to Loan and Warrant Purchase Agreement and Term Note

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Additional
                                                                                                                   Shares
                                  Principal                                                                        Under
                                  Amount      Initial Shares Under               Number of Post Split              Amended
Investor                          of Note     10/25/95 Warrant                   and Diluted Shares                Warrants
-----------------------------------------------------------------------------------------------------------------------------
Pickwick Group LLC                 $5,000               850 Tracer Class A         38,250 Sandbox Common,               625
                                                   Common, $.001 par value                $.001 par value
                                              $36 per share exercise price       $0.80 per share exercise
                                                                                                    price
-----------------------------------------------------------------------------------------------------------------------------
Terrance Morris                    $5,000               850 Tracer Class A         38,250 Sandbox Common,               625
                                                   Common, $.001 par value                $.001 par value
                                              $36 per share exercise price       $0.80 per share exercise
                                                                                                    price
-----------------------------------------------------------------------------------------------------------------------------
Douglas and Susan                 $10,000             1,700 Tracer Class A         76,500 Sandbox Common,             1,250
Greenwood                                          Common, $.001 par value                $.001 par value
                                              $36 per share exercise price       $0.80 per share exercise
                                                                                                    price
-----------------------------------------------------------------------------------------------------------------------------
Thomas Lescault                   $10,000             1,700 Tracer Class A         76,500 Sandbox Common,             1,250
                                                   Common, $.001 par value                $.001 par value
                                              $36 per share exercise price       $0.80 per share exercise
                                                                                                    price
-----------------------------------------------------------------------------------------------------------------------------
Geoffrey Herter, M.D.             $10,000             1,700 Tracer Class A         76,500 Sandbox Common,             1,250
                                                   Common, $.001 par value                $.001 par value
                                              $36 per share exercise price       $0.80 per share exercise
                                                                                                    price
-----------------------------------------------------------------------------------------------------------------------------